                                                                   EXHIBIT VI(d)

                          NEW BLACKHAWK SHADOW WARRANT

                  THIS SHADOW WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS SHADOW WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

                                 GEOKINETICS INC.
                                  SHADOW WARRANT

                  This certifies that, for $10.00 and other good and valuable consideration, Geokinetics Inc, a Delaware corporation (the "Company"), grants to Blackhawk Investors, L.L.C., a Delaware limited liability company, or permitted registered assigns (the "Warrantholder"), the right to subscribe for and purchase from the Company 1,100,255 validly issued, fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock, par value $0.20 per share (the "Common Stock"), at the purchase price per share of $0.20 (the "Exercise Price"), exercisable at the times permitted herein, all subject to the terms, conditions and adjustments set forth in this Shadow Warrant. This Shadow Warrant is the warrant referred to as the New Blackhawk Shadow Warrant in that certain Securities Purchase Agreement dated as of July 24, 1997 (the "Purchase Agreement"), between the Company and the Warrantholder.

------------------------------------------------------------------------------






Dated:      New York, New York
            September 30, 1997

                                                           Page 158 of 241 Pages

                  THIS IS A SHADOW WARRANT AGREEMENT (the "Shadow Warrant") dated as of September 30, 1997, by and between GEOKINETICS INC., a Delaware corporation, and BLACKHAWK INVESTORS, L.L.C., a Delaware limited liability company.

                  WHEREAS, the capitalized terms used herein have the meaning given to such terms in Section 8; and

                  WHEREAS, Warrantholder, (i) simultaneously with the acquisition of this Shadow Warrant from the Company, Blackhawk is acquiring from the Company 100,000 shares of Series B Preferred Stock of the Company (convertible into an aggregate of 1,333,333 shares of Common Stock of the Company) pursuant to the terms of the Purchase Agreement and (ii) on July 18, 1997, pursuant to the terms of a certain Securities Purchase and Exchange Agreement (the "Initial Purchase Agreement") among the Company, the Warrantholder and the Holders (as defined therein) acquired from the Company (A) 5,041,667 shares of Common Stock of the Company, (B) 171,875 shares of Series A Preferred Stock of the Company (convertible into an aggregate of 2,291,666 shares of Common Stock of the Company), which securities collectively constitute approximately 60.7% of the 14,268,621 shares of Common Stock of the Company that would be outstanding upon the consummation of the Warrantholder's acquisition of such securities from the Company (assuming the conversion of the Series A Preferred Stock of the Company held by the Warrantholder and the Holders and the conversion of the Series B Preferred Stock of the Company into shares of Common Stock of the Company) (but excluding the 400,000 shares of Common Stock that were issued in connection with the Company's acquisition of the stock of Signature Geophysical Services, Inc. contemporaneously with the Warrantholder's acquisition of securities pursuant to the Initial Purchase Agreement) and (C) a Shadow Warrant (the "Initial Blackhawk Shadow Warrant") to acquire up to 6,512,095 shares (subject to adjustment) of Common Stock of the Company;

                  WHEREAS, immediately prior to the consummation of the transactions contemplated by the Initial Purchase Agreement, the Company had the obligation to issue up to 2,076,207 shares of Common Stock pursuant to issued and outstanding warrants (the "Subject Warrants") of the Company (other than those certain warrants of the Company issued in April of 1997 in the names of the Holders pursuant to a certain bridge financing transaction), and upon the consummation of the transactions contemplated by the Initial Purchase Agreement (inclusive of the conversion of the shares of Series A Preferred Stock into shares of Common Stock), the number of shares issuable pursuant to the Subject Warrants will be increased to 4,354,128 shares of its Common Stock (the "Exercise Shares");

                  WHEREAS, the parties desire that in the event of the exercise by the holders of the Subject Warrants of their conversion rights, resulting in the issuance of the Exercise Shares, or a portion thereof, the Warrantholder shall have the right to acquire a number of shares of Common Stock equal to 25.3% of the number of Exercise Shares issued and outstanding, up to a maximum of 1,100,255 shares of Common Stock (the "Warrant Shares"), which equals approximately 8.8% of the sum of (i) the maximum amount of Exercise Shares and
(ii) the maximum amount of Warrant Shares hereunder and the maximum number of warrant shares under the other Shadow Warrants dated July 18, 1997 issued pursuant to the Initial Purchase

                                                           Page 159 of 241 Pages

Agreement (inclusive of the Initial Blackhawk Shadow Warrant)(collectively, the "Other Shadow Warrants");

                  WHEREAS, (i) the maximum number of Warrant Shares hereunder, together with the maximum number of warrant shares issuable under the Initial Blackhawk Shadow Warrant, equals approximately 60.6% of the sum of (A) the maximum amount of Exercise Shares and (B) the maximum amount of Warrant Shares hereunder and the maximum number of warrant shares under the Other Shadow Warrants (inclusive of the Initial Blackhawk Shadow Warrant) and (ii) the maximum number of Warrant Shares hereunder, together with the maximum number of warrant shares issuable under the Other Shadow Warrants (inclusive of the Initial Blackhawk Shadow Warrant), equals approximately 65.3% of the sum of (A) the maximum amount of Exercise Shares and (B) the maximum amount of Warrant Shares hereunder and the maximum number of warrant shares under the Other Shadow Warrants (inclusive of the Initial Blackhawk Shadow Warrant);

                  WHEREAS, all rights to acquire Warrant Shares shall become exercisable only upon issuance of the Exercise Shares (an "Exercise Event"), to the extent of 25.3% thereof (the "Exercise Percentage");

                  WHEREAS, in the event adjustments are made by their terms in the number of Exercise Shares, similar and proportionate adjustments shall be made in the number of Warrant Shares issued upon exercise of this Shadow Warrant pursuant hereto; and

                  WHEREAS, the parties desire that these intents and principles be observed in the event of corporate changes or other events or conditions which may occur which are not contemplated by this Shadow Warrant;

                  NOW THEREFORE, in consideration of the premises and covenants and upon the terms and conditions hereinafter set forth, the parties agree as follows:

                  1. Duration and Exercise of Shadow Warrant; Termination; Limitation on Exercise; Payment of Taxes.

                  1.1 Exercisability; Amount of Warrant Shares Subject to Shadow Warrant.

                  This Shadow Warrant shall be exercisable by the Warrantholder during the Exercise Period (defined below) only upon the occurrence of an Exercise Event and only to the extent of the Exercise Shares issued by the Company and outstanding as a result of an Exercise Event, up to a maximum of 1,100,255 Warrant Shares. The expiration, redemption, cancellation or other termination of a right by a holder thereof to acquire Exercise Shares shall automatically reduce pro tanto the amount of Exercise Shares and, proportionately, the Warrant Shares hereunder. The Exercise Period (the "Exercise Period") shall commence on the date hereof and shall terminate upon the exercise of this Shadow Warrant for the full amount of Warrant Shares provided hereby as so reduced in accordance herewith; provided, however, that if this Shadow Warrant shall not have been so exercised in full it shall nevertheless expire at 5 P.M., local, New

                                                           Page 160 of 241 Pages

York time on the later of the fifth anniversary of the date hereof or the first anniversary of written notice to the Warrantholder of the issuance of the maximum amount of Exercise Shares less any Exercise Shares the rights to which have expired, been redeemed, canceled or otherwise terminated. On each occasion on which an Exercise Event occurs, the Company shall give the holder of the Shadow Warrant written notice thereof setting forth all material information relating to the Exercise Event, including the number of Exercise Shares being issued and the corresponding number of Warrant Shares for which the Shadow Warrant is then exercisable and any adjustments thereto (the "Exercise Event Notice"), within 30 days of the Company first obtaining notice of such Exercise Event. The Warrantholder shall, at its option, exercise the Shadow Warrant for the number of Warrant Shares set forth in the Exercise Event Notice, on or before the earlier of the fifth anniversary of receipt of the Exercise Event Notice or the expiration of the Exercise Period, after which time the Shadow Warrant shall expire as to the Warrant Shares which were the subject of the Exercise Event Notice. In the event the Shadow Warrant shall expire with respect to all Warrant Shares for reasons other than its exercise as provided herein, the Warrantholder agrees to surrender the Shadow Warrant to the Company on demand.

                  1.2 Duration and Exercise of Shadow Warrant. This Shadow Warrant may be exercised by the Shadow Warrantholder by (a) the surrender of this Shadow Warrant to the Company, with a duly executed Exercise Form in a form reasonably acceptable to the Company specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day and (b) the delivery of payment to the Company, for the account of the Company, by cash or by certified or bank cashier's check, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Shadow Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder as promptly as practicable thereafter. The stock certificate or certificates so delivered shall be in such denominations as may be reasonably specified by the Warrantholder in the Exercise Form. If this Shadow Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, redeliver to the Warrantholder the Shadow Warrant containing a notation reflecting the partial exercise thereof and evidencing the rights to purchase the remaining Warrant Shares, which Shadow Warrant shall in all other respects be identical with this Shadow Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Shadow Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

                  1.3 Payment of Taxes. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

                                                           Page 161 of 241 Pages

                  1.4 Divisibility of Shadow Warrant. This Shadow Warrant is divisible and may be divided into two or more Shadow Warrants, with such amendments hereto as may appropriately effect the division thereof. Subject to the restrictions on transfer referred to in Section 2, the Shadow Warrants may be transferred of record in whole or in part as the then Warrantholder may specify without charge to such Warrantholder (other than any applicable transfer taxes).

                  2.       Restrictions on Transfer; Restrictive Legends.

                  Except as otherwise permitted by this Section 2, each Shadow Warrant shall (and each Shadow Warrant issued upon direct or indirect transfer or in substitution for any Shadow Warrant pursuant to Section 1.4 or Section 4 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

                           "THIS SHADOW WARRANT AND ANY SHARES ACQUIRED UPON THE
                  EXERCISE OF THIS SHADOW WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT."

                  Notwithstanding the foregoing, the Warrantholder may require the Company to issue a stock certificate for Warrant Shares without a Securities Act legend, if either (i) such Warrant Shares have been registered for resale under the Securities Act or (ii) the Warrantholder has received an opinion of counsel reasonably satisfactory to the Company that such registration is not required with respect to such Warrant Shares.

                  3.       Reservation and Registration of Warrant Shares, Etc.

                  The Company covenants and agrees that all Warrant Shares which are issued upon the exercise of this Shadow Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens, security interests, charges and other encumbrances with respect to the issue thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue. The Company further covenants and agrees that, during the period within which this Shadow Warrant may be exercised, the Company will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Shadow Warrant, and will at its expense, upon each issuance of such shares, procure such listing thereof as then may be required on all stock exchanges on which the Common Stock is then listed. The Company further covenants and agrees that it will, from time to time, take all such action as may be required to assure that the par value per share of the Warrant Shares is at all times equal to or less than the then effective Exercise Price.

                                                           Page 162 of 241 Pages

                  4.       Exchange, Loss or Destruction of Shadow Warrant.

                  Subject to the terms and conditions hereof, upon surrender of this Shadow Warrant to the Company with a duly executed Assignment Form and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Shadow Warrant of like tenor in the name of the assignee named in such Assignment Form and this Shadow Warrant shall promptly be canceled. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Shadow Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Shadow Warrant, the Company will execute and deliver a new Shadow Warrant of like tenor. The term "Shadow Warrant" as used in this Agreement shall be deemed to include the Shadow Warrant issued in substitution or exchange for this Shadow Warrant.

                  5.       Ownership of Shadow Warrant.

                  The Company may deem and treat the person in whose name this Shadow Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Shadow Warrant for registration of transfer as provided in
Section 4.

                  6.       Certain Adjustments.

                  6.1 The number of Warrant Shares purchasable upon the exercise of this Shadow Warrant shall be subject to adjustment as follows:

                           (a) Reorganization, Etc. If any capital
                  reorganization of the Company, or any reclassification of the Common Stock, or any consolidation of the Company with or merger of the Company with or into any other person or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another person) with respect to or in exchange for Common Stock, then, upon exercise of this Shadow Warrant the Warrantholder shall have the right to receive as Warrant Shares the kind and amount of stock, other securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that such Warrantholder would have been entitled to receive upon exercise of this Shadow Warrant had this Shadow Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.

                                                           Page 163 of 241 Pages

                           (b) Increases or Decreases in Exercise Shares. If, at
                  any time after issuance of this Shadow Warrant, the number of Exercise Shares shall have been increased or decreased pursuant to the provisions of the Subject Warrants, then the Warrant Shares shall likewise be increased or reduced on a proportionate basis so that the Warrantholder shall be entitled to exercise this Shadow Warrant for Warrant Shares in an amount equal to the number of Exercise Shares, as increased or decreased at the time of such increase or reduction.

                           (c) Equitable Adjustments. It is the intent of this
                  Section that the right of the Warrantholder on one hand to exercise this Shadow Warrant for the appropriate amount of Warrant Shares and the right of the Company on the other hand to protect against dilution of the other securityholders of the Company be preserved to the extent possible so that if an event or condition occurs as to which the provisions of this Article are not strictly applicable, or if strictly applicable, would not fairly protect the right of the Warrantholder or the right of the Company in accordance with the essential intent and principles of this Shadow Warrant, the Board of Directors of the Company in good faith shall be authorized to make an adjustment in the application of such provisions, in accordance with such essential intent and principles so as to protect such rights to the extent feasible.

                           (d) Fractional Shares. No fractional shares of Common
                  Stock or scrip shall be issued to any Warrantholder in connection with the exercise of this Shadow Warrant. Instead, if any fractional shares of Common Stock would otherwise be issuable to such Warrantholder, the Company will pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the Closing Price per share of Common Stock on the date of such exercise.

                           As used in this Section 6.1(d), the term "Closing
                  Price" shall mean the closing price per share of the Company's Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or traded on any such exchange, on the National Market System (the "National Market System") of the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or if not listed or traded on any such exchange or system, its last sales price on the Nasdaq Bulletin Board or, if no sale occurred on such date, at the last "bid" price, or if not listed or traded on any such exchange or system or bulletin board, the average of the bid and asked price per share on NASDAQ or, if such quotations are not available, the fair market value per share of the Company's Common Stock as reasonably determined by the Board of Directors of the Company.

                           (e) Exercise Price Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of the Shadow Warrant is increased, as herein provided, the Exercise Price payable for the exercise of this Shadow

                                                           Page 164 of 241 Pages

                  Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Shadow Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

                  6.2      No Adjustment for Dividends.  Except as provided in
Section 6.1, no adjustment in respect of any dividends shall be made during the term of this Shadow Warrant or upon the exercise of this Shadow Warrant.

                  6.3 Notice of Adjustment. Whenever the number of Exercise Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to the Warrantholder, notice of such adjustment or adjustments and a certificate of the chief financial officer of the Company setting forth the number of Exercise Shares and Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

                  7.       Certain Notifications.

                  7.1      Notices of Corporate Action.  In the event of

                           (a) any taking by the Company of a record of the
                  holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                           (b) any capital reorganization of the Company, any
                  reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other party or any transfer of all or substantially all of the assets of the Company to any other party, or

                           (c) any voluntary or involuntary dissolution
                  liquidation or winding-up of the Company,

the Company will mail to the Warrantholder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of any such dividend, distribution or right and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date herein specified in the foregoing subdivision (i) or (ii).

                                                           Page 165 of 241 Pages

                  7.2 Pre-Merger Notification. In the event that any exercise of this Shadow Warrant by the Warrantholder shall require the filing of a Pre-Merger Notification with the Federal Trade Commission and/or the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder (the "HSR Act"), each of the Company and the Warrantholder shall use its respective reasonable efforts to furnish, or cause to be furnished, such information and to promptly file, or cause to be filed, such documents as may be required in order to comply with the HSR Act and each such party will cooperate fully in order that all necessary filings in connection therewith may be completed as soon as possible after the determination by either party that such filing is required. In such event, each of the Company and the Warrantholder shall use its respective reasonable efforts to respond promptly to any request for additional information received in connection with an HSR Act filing, and each party shall promptly notify the other party of any such request for additional information.

                  8. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                  Business Day: any day other than a Saturday, Sunday or a day on which national banks are authorized by law to close in The City of New York, State of New York.

                  Assignment Form: an Assignment Form in the form annexed hereto as Exhibit B.

                  Closing Price: the meaning specified in Section 6.1(d).

                  Company: Geokinetics Inc., a Delaware corporation.

                  Exchange Act: the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

                  Exercise Form: an Exercise Form in the form annexed hereto as Exhibit A.

                  Exercise Event: the meaning specified in the preambles.

                  Exercise Event Notice: the meaning specified in Section 1.1.

                  Exercise Percentage: the meaning specified in the preambles.

                  Exercise Period: the meaning specified in Section 1.1.

                  Exercise Price: the meaning specified on the cover of this Shadow Warrant.

                  Exercise Shares: the meaning specified in the preambles.

                  Initial Blackhawk Shadow Warrant: the meaning specified in the preambles.

                                                           Page 166 of 241 Pages

                  Initial Purchase Agreement: the meaning specified in the preambles.

                  NASDAQ: the meaning specified in Section 6.1(d).

                  National Market System: the meaning specified in
Section 6.1(d).

                  Other Shadow Warrants: the meaning specified in the preambles.

                  Purchase Agreement: the meaning set forth on the cover page of this Shadow Warrant.

                  SEC: the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

                  Securities Act: the Securities Act of 1933, as amended, and the rules and regulations of the commission thereunder, all as the same shall be in effect at the time.

                  Series A Preferred Stock: means that series of Preferred Stock of the Company created and designated pursuant to the Certificate of Designation of Series A Convertible Preferred Stock of the Company, in the form of Exhibit A to the Initial Purchase Agreement.

                  Series B Preferred Stock: means that series of Preferred Stock of the Company created and designated pursuant to the Certificate of Designation of Series B Convertible Preferred Stock of the Company, in the form of Exhibit B to the Purchase Agreement.

                  Shadow Warrant: the meaning specified in the preambles hereto.

                  Warrantholder: the meaning specified on the cover of this Shadow Warrant.

                  Warrant Shares: the meaning specified on the cover of this Shadow Warrant and in the preambles.

                  9.       Miscellaneous.

                  9.1      Entire Agreement.  This Shadow Warrant, together with
Section 5.2 of the Purchase Agreement, constitutes the entire agreement between the Company and the Warrantholder with respect to this Shadow Warrant.

                  9.2 Binding Effects; Benefits. This Shadow Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective heirs, legal representatives, successors and assigns. Nothing in this Shadow Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Shadow Warrant.

                                                           Page 167 of 241 Pages

                  9.3 Amendments and Waivers. This Shadow Warrant may not be modified or amended except by an instrument or instruments in writing signed by
(i) the Company and (ii) the holder of this Shadow Warrant. Either the Company or the holder of this Shadow Warrant may, by an instrument in writing, waive compliance by the other party with any term or provision of this Shadow Warrant on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Shadow Warrant shall not be construed as a waiver of any subsequent breach.

                  9.4 Section and Other Headings. The section and other headings contained in this Shadow Warrant are for reference purposes only and shall not be deemed to be a part of this Shadow Warrant or to affect the meaning or interpretation of this Shadow Warrant.

                  9.5 Further Assurances. Each of the Company and the Warrantholder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Shadow Warrant.

                  9.6 Notices. All notices and other communications required or permitted to be given under this Shadow Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States mail, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

                           (a)      if to the Company, addressed to:

                                    Geokinetics Inc.
                                    Marathon Oil Tower
                                    5555 San Felipe, Suite 780,
                                    Houston, Texas  77056
                                    Telecopier No.: (713) 850-7330
                                    Attention:  Chairman

                           (b) if to the Warrantholder, addressed to the address of such Warrantholder appearing on the books of the Company.

Except as otherwise provided herein, all such notices and communications shall be deemed to have been received on the date of delivery thereof, if delivered personally, or on the third Business Day after the mailing thereof.

                  9.7 Separability. Any term or provision of this Shadow Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms

                                                           Page 168 of 241 Pages
and provisions of this Shadow Warrant or affecting the validity or enforceability of any of the terms or provisions of this Shadow Warrant in any other jurisdiction.

                  9.8 Governing Law. This Shadow Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to such agreements made and to be performed entirely within such State.

                  9.9 No Rights or Liabilities as Stockholder. Nothing contained in this Shadow Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the company or as imposing any liabilities on the Warrantholder to purchase any securities, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

                  IN WITNESS WHEREOF, the parties hereto have caused this Shadow Warrant to be signed by their duly authorized officers.

                                       GEOKINETICS INC.

                                       By: /s/ JAY D. HABER
                                           ____________________________________
                                           Name: Jay D. Haber
                                           Title:   Chairman & Chief Executive
                                                    Officer

                                        BLACKHAWK INVESTORS, L.L.C.

                                        By: Blackhawk Capital Partners, Managing
                                             Member

                                        By:/s/ WILLIAM R. ZIEGLER
                                           ____________________________________
                                           William R. Ziegler, Partner

Dated: September 30, 1997

                                                           Page 169 of 241 Pages

                                                                       Exhibit A

THIS SHADOW WARRANT AND ANY SHARES ACQUIRED UPON EXERCISE OF THIS SHADOW WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER SUCH ACT.

                                  EXERCISE FORM

              (To be executed upon exercise of this Shadow Warrant)

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase ____________ of the Warrant Shares and herewith tenders payment for such Warrant Shares to the order of Geokinetics Inc. in the amount of $________ in accordance with the terms of this Shadow Warrant. The undersigned requests that a certificate for such Warrant Shares be registered in the name of the undersigned and that such certificate be delivered to the undersigned's address below.

         The undersigned represents that it is acquiring such Warrant Shares for its own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within its control).

Dated: ______________________

                         Signature:       _____________________________________
                                                     (Print Name)

                                          _____________________________________
                                                    (Street Address)

                                          _____________________________________
                                          (City)       (State)       (Zip Code)

Signed in the presence of:

__________________________



                                                           Page 170 of 241 Pages

                                                                       Exhibit B

THIS SHADOW WARRANT AND ANY SHARES ACQUIRED UPON EXERCISE OF THIS SHADOW WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER SUCH ACT.

                               FORM OF ASSIGNMENT

         For value received, the undersigned registered holder of the within Shadow Warrant hereby sells, assigns and transfers unto _______________________ ________________________________ the rights represented by such Shadow Warrant to purchase initially up to 1,100,255 shares of Common Stock of Geokinetics Inc. to which such Shadow Warrant relates and all other rights of the Warrantholder under the within Shadow Warrant, and appoints ________________________ Attorney to make such transfer on the books of Geokinetics Inc. maintained for such purpose, with full power of substitution in the premises.

Dated: ______________________

                         Signature:       _____________________________________
                                                     (Print Name)

                                          _____________________________________
                                                   (Street Address)

                                          ______________________________________
                                          (City)       (State)       (Zip Code)

Signed in the presence of:

___________________________



                                                           Page 171 of 241 Pages